UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2023

Cyxtera Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39496	84-3743013
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Boulevard, Suite 900 Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

(305) 537-9500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CYXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on June 4, 2023, Cyxtera Technologies, Inc. (the “Company”) and certain of its direct and indirect subsidiaries filed a voluntary petition for relief (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey. The Chapter 11 Cases are being jointly administered under the caption In re: Cyxtera Technologies, Inc., et al., Cases No. 23-14852 through 23-14853.

Debtor-in-Possession Credit Agreement

In connection with the Chapter 11 Cases, Cyxtera DC Holdings, Inc., as the borrower (the “DIP Borrower”), and Cyxtera DC Parent Holdings, Inc. (“Holdings”) entered into a Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 7, 2023 (together with all exhibits and schedules thereto, the “DIP Facility”), with the other lenders party thereto (the “DIP Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Agent”). The DIP Facility provides for an up to $200 million senior secured superpriority debtor-in-possession term loan credit facility to the DIP Borrower as postpetition financing comprising of (i) new money term loans in an aggregate principal amount not to exceed $150 million, (ii) term loans resulting from the exchange of the existing term loans under that certain First Lien Priority Credit Agreement, dated as of May 4, 2023, among the DIP Borrower, Holdings, the lenders party thereto and the Agent (the “Prepetition Priority Credit Agreement”) in an aggregate principal amount of $36 million for term loans under the DIP Facility and (iii) term loans in an aggregate principal amount of $14 million (the “Transferred Loans”), consisting of escrowed proceeds funded pursuant to the Prepetition Priority Credit Agreement, deemed transferred for an equal amount of term loans under the DIP Facility. Each of the other Debtors will unconditionally guarantee (the Debtors, other than the DIP Borrower, the “DIP Guarantors”), on a joint and several basis, the DIP Borrower’s obligations under the DIP Facility.

On the effective date of the DIP Facility (the “Effective Date”), the DIP Borrower will be authorized to borrow, and the DIP Guarantors will be authorized to guarantee, borrowings up to an aggregate principal amount of $200 million, with $54 million available to be drawn on an interim basis (including the $14 million of Transferred Loans), subject to and in accordance with the Interim Order (as defined in the DIP Facility), without any further action by the Debtors or any other party. Upon the date the Bankruptcy Court enters a Final Order (as defined in the DIP Facility) in form and substance satisfactory to the Agent, the full remaining amount of the DIP Facility will be available to the Borrower, subject to the satisfaction or waiver of certain conditions precedent pursuant to the DIP Facility.

The proceeds of the borrowings under the DIP Facility will be used for purposes permitted by orders of the Bankruptcy Court, including (i) for working capital and other general corporate purposes, (ii) to pay transaction costs, professional fees and other obligations and expenses incurred in connection with the DIP Facility, the Chapter 11 Cases and the transactions contemplated thereunder and (iii) to pay adequate protection expenses, if any, to the extent set forth in any order entered by the Bankruptcy Court.

The maturity date of the DIP Facility is earliest of (i) the date that is 6 months after the Effective Date, as such date may be extended pursuant to terms in the DIP Facility, (ii) the date on which all loans granted under the DIP Facility are accelerated and all unfunded commitments (if any) have been terminated in accordance with the DIP Facility, by operation of law or otherwise, (iii) the date the Bankruptcy Court orders a conversion of the Chapter 11 Cases to a chapter 7 liquidation or the dismissal of the chapter 11 case of any Debtor, (iv) the closing of any sale of assets pursuant to Section 363 of the Bankruptcy Code, which when taken together with all other sales of assets since the Effective Date, constitutes a sale of substantially all of the assets of the loan parties under the DIP Facility, (v) the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a chapter 11 plan of reorganization that is no later than the effective date of a chapter 11 plan of reorganization that is confirmed pursuant to an order of the Bankruptcy Court and (vi) proceedings under or pursuant to the Bankruptcy and Insolvency Act (Canada), as amended, have been commenced in respect of the DIP Facility guarantors organized under the laws of Canada (or any province thereof) unless otherwise consented to in writing by the majority DIP lenders (which consent may be communicated via an e-mail from certain specified advisors to the DIP Lenders).

Loans under the DIP Facility will accrue interest at a rate of SOFR plus 8.50%, with a SOFR floor of 1.00% and any applicable Term SOFR Adjustment (as defined in the DIP Facility). Loans under the DIP Facility will be subject to an additional 2.00% of interest per annum during the period in which any principal of or interest on any loan or any fee or other amount payable by the DIP Borrower under the DIP Facility is not paid when due, whether at stated maturity, upon acceleration or otherwise.

The DIP Facility includes usual and customary negative covenants for debtor-in-possession credit agreements of this type, including limitations on indebtedness, liens, certain fundamental changes, investments, loans and advances, guarantees and acquisitions, asset sales, restricted payments, affiliate transactions, certain modifications to the loan parties’ organization documents and certain other agreements, permitting liquidity to fall below a certain specified threshold, incurring or permitting additional superpriority administrative claims which are pari passu or senior to the claims under the DIP Facility and seeking or consenting to certain bankruptcy actions without the consent of the majority lenders under the DIP Facility, in each case subject to customary exceptions for debtor-in-possession credit agreements of this type.

The DIP Facility also includes certain customary representations and warranties, affirmative covenants and events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events under ERISA, unstayed judgments in favor of a third party involving an aggregate liability in excess of a certain threshold, change of control, invalidity or failure to perfect the liens on a material portion of the collateral and the termination of the Restructuring Support Agreement (other than due solely to a breach of the Restructuring Support Agreement by the majority lenders under the DIP Facility). Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases which does not contain a provision for the discharge of the DIP Facility, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Facility.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the DIP Facility, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2023, the Company received written notice (the “Delisting Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq had determined that the Company’s Class A common stock will be delisted from Nasdaq. The Company does not intend to appeal this determination.

Trading of the Company’s Class A common stock will be suspended at the opening of business on June 15, 2023, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s Class A common stock from listing and registration on Nasdaq.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding: the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including with respect to any final orders relating to the DIP Facility; the Company’s ability to access the full amount available under the DIP Facility, which requires the satisfaction of certain conditions that may not be satisfied for various reasons, including for reasons outside of the Company’s control; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the Company’s anticipated delisting of its Class A common stock from Nasdaq; general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels; the Company’s ability to attract, motivate and retain key executives and other associates; the impact of cost reduction initiatives; the Company’s ability to generate or maintain liquidity; implementation of new systems and platforms; and legal and regulatory proceedings. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the SEC, including those in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Cyxtera has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 7, 2023, by and among Cyxtera DC Parent Holdings, Inc., Cyxtera DC Holdings, Inc., as the borrower, the other lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyxtera Technologies, Inc.

Date: June 9, 2023	By:	/s/ Victor Semah
	Name:	Victor Semah
	Title:	Chief Legal Officer